UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2009

CENTRAL JERSEY BANCORP

(Exact name of registrant as specified in charter)

New Jersey	0-49925	22-3757709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 Highway 35, Oakhurst, New Jersey	07755
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 571-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01.  Other Events.

Central Jersey Bancorp (the “Company”) recently became aware that a purported class action complaint had been filed on June 8, 2009 in the Superior Court of New Jersey in Ocean County against the Company, each director of the Company and OceanFirst Financial Corp. (“OceanFirst”).

The action was brought by Anthony Perillo, an alleged shareholder, on behalf of himself and all others similarly situated.  The complaint alleges, among other things, that the directors of the Company are in breach of their fiduciary duties to shareholders in connection with the Company’s entry into an agreement and plan or merger with OceanFirst (the “Agreement”).

The complaint seeks, among other things, injunctive relief to enjoin the Company and its directors from consummating the transactions contemplated under the Agreement, along with attorneys’ fees and costs.

The Company and its directors believe that the allegations in the complaint are without merit and intend to vigorously defend against the claims and causes of action asserted in this legal matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL JERSEY BANCORP
(Registrant)
By:	/s/ James S. Vaccaro
James S. Vaccaro
Chairman, President and Chief Executive
Officer

Date:  June 22, 2009